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                            Dechert Price & Rhoads
                           4000 Bell Atlantic Tower
                               1717 Arch Street
                           Philadelphia, PA  19103
                          Telephone: (215) 994-4000
                          Facsimile: (215) 994-2222

                                                      March 30, 1995

AmeriSource Distribution Corporation
P.O. Box 959
Valley Forge, PA  19482

        Re:  2,571,478 Shares of Class A Common Stock,
             as described in the Registration Statement
             on Form S-8 (Registration No. 33-        )

Ladies and Gentlemen:

        We have acted as your counsel in connection with the registration under the Securiites Act of 1933, as amended (the "Securities Act"), of an aggregate of 2,571,478 shares (the "Shares") of your Class A Common Stock, par value $0.01 per share ("Class A Common Stock") pursuant to a Registration Statement on Form S-8 (the "Registration Statement") to be filed today with the Securities and Exchange Commission under the Securities Act of 1933, relating to the issuance of the Shares pursuant to the AmeriSource Distribution Corporation and its Subsidiaries 1989 Employee Stock Purchase Plan and the AmeriSource Distribution Corporation and its Subsidiaries 1991 Stock Option Plan. You have informed us, and we have assumed for purposes of this opinion, that the Shares may be either (i) newly issued from your reserve of authorized but previously unissued shares or (ii) previously outstanding shares acquired by you.

        We have participated in the preparation of the Registration Statement, and have reviewed the form of Class A Common Stock certificate, and we have examined such corporate records and documents, certificates of officers and matters of law as we have considered appropriate to enable us to give this opinion.

        Based upon the foregoing, it is our opinion that the Shares have been duly and validly authorized by you, and upon the effectiveness of the Registration Statement, the Shares initially issuable upon exercise of the stock options granted under the Plans, when issued upon exercise of such stock options in accordance with the terms of the respective Plan and option agreements, and delivered to the purchasers thereof against payment of the exercise price therefor, will be validly issued, fully paid and nonassessable.

        We hereby consent to the reference to our firm under the caption "Interests of Named Experts and Counsel" in Item 5 of the Registration Statement and to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                                Very truly yours,

                                                /s/ DECHERT PRICE & RHOADS